ARTICLES OF AMENDMENT
                            OF RF MICRO DEVICES, INC.

         RF Micro Devices, Inc., a North Carolina corporation (the "Corporation"), hereby submits these Articles of Amendment for the purpose of amending its Restated Articles of Incorporation to determine the preferences, limitations, and relative rights of a new series of Preferred Stock:

         (1)      The name of the Corporation is RF Micro Devices, Inc.

         (2) Pursuant to authority granted by Article 2 of the Restated Articles of Incorporation of the Corporation and in accordance with the provisions of
Section 55-6-02 of the North Carolina Business Corporation Act, the Board of Directors of the Corporation duly adopted on August 10, 2001 the following amendment to the Restated Articles of Incorporation of the Corporation:

                  Article  2  of  the   Corporation's   Restated   Articles   of
Incorporation is hereby amended by adding the following to the end of Article 2:

         SERIES A JUNIOR PARTICIPATING PREFERRED STOCK. There is hereby created a new series of Preferred Stock designated "Series A Junior Participating Preferred Stock." The number of shares constituting such series initially shall be five hundred thousand (500,000). Such number of shares may be increased or decreased by the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock shall have the preferences, limitations and relative rights set forth below:

                  (a)      DIVIDENDS AND DISTRIBUTIONS.

                           (i) Subject to the prior and  superior  rights of the
                  holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $10.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall on or at any time after August 10, 2001 (the "Rights Declaration Date") (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (ii) The  Corporation  shall  declare a  dividend  or
                  distribution on the Series A Junior Participating Preferred Stock as provided in subparagraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, subject to the requirements of applicable law and the Restated Articles of Incorporation, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of
                  Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (b) VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                           (i)   Subject  to  the   provision   for   adjustment
                  hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time on or after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or
                  (C) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (ii) Except as otherwise provided herein, with respect to any other amendment to the Restated Articles of Incorporation of the Corporation or as required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one group on all matters submitted to a vote of shareholders of the Corporation.

                           (iii) Except as set forth herein, holders of Series A
                  Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (c)      CERTAIN RESTRICTIONS.

                           (i) Whenever  quarterly  dividends or other dividends
                  or distributions payable on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (A) declare or pay  dividends  on, redeem or
                           purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                                    (B) declare or pay  dividends  on, redeem or
                           purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that there may be declared and paid ratably dividends on the Series A Junior Participating
                           Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; and, provided further, that the Corporation may at any time redeem or purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                                    (C)  purchase  or   otherwise   acquire  for
                           consideration any shares of Series A Junior Participating Preferred Stock, or redeem or purchase or otherwise acquire any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (ii) The Corporation  shall not permit any subsidiary
                  of the Corporation (for the account of such subsidiary) to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Paragraph (c), purchase or otherwise acquire such shares at such time and in such manner.

                           (iii) No dividend  shall be declared and paid, or set
                  apart for payment on, any share of the Series A Junior Participating Preferred Stock or any share of any other series of Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with the Series A Junior Participating Preferred Stock as to dividends, for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective dividends applicable thereto, shall be declared and paid, or set apart for payment on, all shares of the Series A Junior Participating Preferred Stock and all shares of all other series of Preferred Stock and all shares of any class, or series thereof, ranking on a parity with the Series A Junior Participating Preferred Stock as to dividends, then issued and outstanding and entitled to receive dividends.

                  (d) REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation of the Corporation (including Articles of Amendment duly adopted in accordance with the North Carolina Business Corporation Act) creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

         (e)      LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (i) Upon any  liquidation  (voluntary or  otherwise),
                  dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10.00 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (B), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                           (ii)  In the  event,  however,  that  there  are  not
                  sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                           (iii) In the event the Corporation  shall at any time
                  on or after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock,
                  (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (iv) Neither the sale,  lease or conveyance of all or
                  substantially all of the property or business of the Corporation, nor the merger, consolidation or statutory share exchange of the Corporation into or with any other corporation or the merger, consolidation or statutory share exchange of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, for the purposes of this Paragraph
                  (e).

                  (f) STATUTORY SHARE EXCHANGE, MERGER CONSOLIDATION, ETC. In case the Corporation shall enter into any statutory share exchange, merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or
         (C) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (g) NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  (h) RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  (i) AMENDMENT. The Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely, except in accordance with the provisions of Section 55-10-04 of the North Carolina Business Corporation Act, or as otherwise permitted by law.

                  (j) FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share (which shall be integral multiples of one one-thousandth of a share of Series A Junior Participating Preferred Stock), which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.




         This 10th day of August, 2001.


                           RF MICRO DEVICES, INC.


                           By:      /s/ David A. Norbury
                              --------------------------------------------------
                              Name:  David A. Norbury
                              Title: President and Chief Executive Officer